Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-144661, 333-143381,333-125502, 333-116141 and 333-109779 on Form S-8, and Registration Statement No. 333-115153 on Form S-1, of our reports dated March 31, 2010 relating to the financial statements of Citadel Broadcasting Corporation (which report expresses an unqualified opinion and includes explanatory paragraphs related to the reorganization filed on December 20, 2009 and the adoption of Financial Accounting Standards Board Accounting Standards Codification 740, Income Taxes (formerly Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109) and the effectiveness of Citadel Broadcasting Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Citadel Broadcasting Corporation for the year ended December 31, 2009.

Los Angeles, California

March 31, 2010